UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

BARINTHUS BIOTHERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Barinthus Biotherapeutics plc

Unit 6-10, Zeus Building Rutherford Avenue,

Harwell, Didcot, OX11 0DF

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

Vaccitech plc

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 6, 2023, Barinthus Biotherapeutics plc (the “Company”), formerly Vaccitech plc, held a general meeting (the “GM”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on October 5, 2023 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of shares of ordinary shares, nominal value £0.000025 per share, of the Company (the “Ordinary Shares”) entitled to vote at the GM was 38,546,594. The number of shares of Ordinary Shares present or represented by valid proxy at the GM was 17,533,670, thus establishing a quorum for the GM. All matters submitted to a vote of the Company’s stockholders at the GM were approved. The voting results reported below are final.

Ordinary Resolution	For	Against	Withheld	Broker Non-Votes
THAT, in accordance with section 551 of the U.K. Companies Act 2006, the directors of the Company or any duly authorized committee of the directors be generally and unconditionally authorized to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of £1,928 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five years after the date on which this Resolution is passed, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this Resolution has expired. The authority referred to in this Resolution is in addition to all subsisting authorities conferred on the directors of the Company in accordance with section 551 of the U.K. Companies Act 2006, but the directors of the Company may allot shares in the Company or grant Rights pursuant to an offer made or agreement entered into by the Company before the expiry of the authority pursuant to which that offer was made or agreement entered into.	17,361,350	172,070	250	0
Special Resolution	For	Against	Withheld	Broker Non-Votes
THAT, conditional upon Resolution 1 above being duly passed, the directors of the Company or any duly authorized committee of the directors be generally empowered pursuant to section 570 of the U.K. Companies Act 2006 to allot equity securities (within the meaning of the U.K. Companies Act 2006) for cash pursuant to the authority conferred on them by Resolution 1 as if section 561 of the U.K. Companies Act 2006 and any pre-emption provisions in the articles of association of the Company (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by the Company prior to or on that date) five years after the date on which this Resolution is passed save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this Resolution has expired.	17,351,535	172,047	10,088	0

Item 7.01 Regulation FD Disclosure

On November 6, 2023, the Company issued a press release announcing that it will present data from its Phase 2 Hepatitis B trials of VTP-300 at The American Association for the Study of Liver Diseases (AASLD) – The Liver Meeting® 2023, November 10-14 in Boston, Massachusetts.

The Company also announced that it has changed its name to Barinthus Biotherapeutics plc to represent the evolution and expansion of its focus beyond vaccines. The Company expects to begin trading under its new name and ticker (Nasdaq: BRNS) effective as of November 7, 2023.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: November 6, 2023	By:	/s/ William Enright
William Enright
Chief Executive Officer